EXHIBIT 99.1


BRIDGE
CAPITAL
HOLDINGS

                                           For Immediate Release: March 30, 2006


                                 PRESS RELEASE


                             BRIDGE CAPITAL HOLDINGS
                 ISSUES $5 MILLION OF TRUST PREFERRED SECURITIES


     San Jose, CA - March 30, 2006 - Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association, one of the fastest-growing full-service business banks in California and the Nation, announced today the completion of a $5 million offering of fixed rate trust preferred securities. The proceeds from the sale of these securities will be used to support continued expansion of the operations of the Bridge Bank and for general corporate purposes.

     The trust preferred securities mature in June 2036, are redeemable at the company's option beginning in June 2011, and anticipate quarterly distributions at a fixed rate of 6.60% for the first five years. The trust preferred securities, which will be recorded as a long-term liability for financial reporting purposes, are subordinated to other borrowings that may be obtained by the company in the future and qualify as capital for regulatory purposes. The issue is part of a pooled offering placed by Trapeza TPS, LLC. Wilmington Trust will act as the trustee for the securities.

     Bridge Bank obtained charter approval in late 2000 and opened for business in May 2001. In its first year of operation the bank raised over $33 million of capital, one of the largest capitalizations within that time frame for any bank in California. Bridge Bank has been recognized as one of the fastest growing banks in California as well as the United States. At December 31, 2005, just over four and one half years from it's opening, the Bank reported total assets of $537 million with earnings of $5.7 million for the year.

     Bridge Bank, headquartered in Silicon Valley, now has a presence in eleven business markets throughout California and the Central Region of the U.S. In addition to its newly established Central Region technology loan production office in Dallas, Texas, the Bank operates full-service commercial banking offices in San Jose and Palo Alto, a commercial loan production office in the East Bay, a construction loan production office in Redwood City, the Bridge Capital Finance loan production office - offering structured, asset-based, and factored loans - in Santa Clara, a Small Business Administration loan production office in Sacramento, and four Small Business Administration loan sales representatives in the Fresno, Bakersfield, Orange County, and San Diego business markets.


ABOUT BRIDGE CAPITAL HOLDINGS
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and is listed on The NASDAQ Stock Market under the trading symbol BBNK. Visit Bridge Capital Holdings on the web at www.bridgecapitalholdings.com.

ABOUT BRIDGE BANK, N.A.
Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The bank is dedicated to meeting the financial needs of small and middle market, and emerging technology businesses in the Silicon Valley, Palo Alto, Redwood City, Sacramento, San Ramon-Pleasanton, San Diego, Bakersfield, Fresno, Orange County, and Dallas, TX business communities. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. Visit Bridge Bank on the web at www.bridgebank.com.

                           FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements describe future plans, strategies, and expectations, and are based on currently available information, expectations, assumptions, projections, and management's judgment about the Bank, the banking industry and general economic conditions. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.

These risks and uncertainties include, but are not limited to: (1) competitive pressures in the banking industry; (2) changes in interest rate environment; (3) general economic conditions, nationally, regionally, and in operating markets;
(4) changes in the regulatory environment; (5) changes in business conditions and inflation; (6) changes in securities markets; (7) future credit loss experience; (8) the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control; (9) civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; and (10) the involvement of the United States in war or other hostilities.

The reader should refer to the more complete discussion of such risks in Bridge Capital Holdings reports on Forms 10-K and 10-Q on file with the SEC.


                               Bridge Bank, N.A.
                              55 Almaden Boulevard
                           San Jose, California 95113
                           Telephone: (408) 423-8500
                               www.bridgebank.com